Exhibit 24

                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints H.D. Cleberg and John F. Berardi, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all Farmland Industries, Inc.'s Registration Statements and annual reports pursuant to Sections 13 or 15d of the Securities Act of 1934, including any amendments to such registration statements and reports and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Signature                  Title                   Date


     ALBERT J. SHIVLEY          Chairman of Board,      October 19, 1994
     Albert J. Shivley          Director

        OTIS H. MOLZ        Vice Chairman of Board,     October 19, 1994
        Otis H. Molz             Director

        LYMAN ADAMS               Director              October 19, 1994
        Lyman Adams

     RONALD J. AMUNDSON           Director              October 19, 1994
     Ronald J. Amundson

    BAXTER ANKERSTJERNE           Director              October 19, 1994
    Baxter Ankerstjerne

        JODY BEZNER               Director              October 19, 1994
        Jody Bezner

     RICHARD L. DETTEN            Director              October 19, 1994
     Richard L. Detten

       STEVEN ERDMAN              Director              October 19, 1994
       Steven Erdman

       WARREN GERDES              Director              October 19, 1994
       Warren Gerdes

        BEN GRIFFITH              Director              October 19, 1994
        Ben Griffith

        GAIL D. HALL              Director              October 19, 1994
        Gail D. Hall

        BARRY JENSEN              Director              October 19, 1994
        Barry Jensen

       ROBERT MERKLE              Director              October 19, 1994
       Robert Merkle

       GREG PFENNING              Director              October 19, 1994
       Greg Pfenning

      VONN RICHARDSON             Director              October 19, 1994
      Vonn Richardson

        MONTE ROMOHR              Director              October 19, 1994
        Monte Romohr

        JOE ROYSTER               Director              October 19, 1994
        Joe Royster

       PAUL RUEDINGER             Director              October 19, 1994
       Paul Ruedinger

     RAYMOND J. SCHMITZ           Director              October 19, 1994
     Raymond J. Schmitz

    THEODORE J. WEHRBEIN          Director              October 19, 1994
    Theodore J. Wehrbein

       ROBERT ZINKULA             Director              October 19, 1994
       Robert Zinkula